UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16,2026 (October 15, 2026)

abrdn Global Infrastructure Income Fund

(Exact name of registrant as specified in its charter)

Maryland	811-23490	85-1096312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Market Street, Suite 200 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code (800)-522-5465

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	ASGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On October 16, 2026, the Fund issued a press release, included herewith as Exhibit 99.1, and by this reference incorporated herein, announcing the results of the Fund’s transferable rights offering to holders of the Fund’s common shares of beneficial interest (“Common Shares”), which entitled the holders of those transferable rights (“Rights”) to subscribe for up to an aggregate amount of 10,545,755 Common Shares. Based on preliminary information, the Rights exercised in the offering are expected to result in the issuance of 3,582,068 Common Shares.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	abrdn Global Infrastructure Income Fund Press Release, dated October 16, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

abrdn Global Infrastructure Income Fund

Date: October 16, 2026	By:	/s/ Robert Hepp
	Name:	Robert Hepp
	Title:	Vice President